CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”), dated and effective on September 28, 2019 (the “Effective Date”) is between TARONIS FUELS, INC., a Delaware corporation (“Company”) and MR. TANER AY, whose address is: ___________________________________ (“Consultant”).

1. Engagement; Services. Company hereby engages Consultant to act as a strategic consultant. Consultant will facilitate and assist the Company with organizing its business activities in the Republic of Turkey (“Turkey”). The services Consultant will provide include assisting with legal, financial, operational and permitting related to the Company’s operations in Turkey.

2. Term. The term of Consultant’s engagement under this Agreement shall commence as of the Effective Date and shall continue until the Company is fully operational in Turkey. Thereafter, the Company and Consultant will look to expand their relationship and the consulting services, both in Turkey and in similarly situated nearby regions outside of Turkey.

3. Compensation; Standard of Work.

3.1. As compensation for the performance of the services, the Company will issue to Consultant 250,000 shares of Taronis Technologies, Inc. restricted common stock (“Shares”). The stock issuance will occur on the first business day after this Agreement is signed by both parties.

3.2. The Company agrees that once it completes its spin-off from Taronis Technologies, Inc., it will evaluate providing additional compensation to Consultant in correlation to Consultant’s services.

3.3. The Company agrees that after the Shares are issued, it will ensure that Taronis Technologies, Inc. will register the Shares as soon as reasonably practicable so they are available for resale in the public markets.

3.4. Consultant will perform the services in accordance with the terms of this Agreement. Consultant will have exclusive control over the manner and means of performing the services, including the choice of place and time, and will use its expertise and creative talents in performing the services.

3.5. Consultant will, at Company’s request, (a) cooperate with and assist Company, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing Company’s rights in the services which is created, and (b) execute and deliver to Company any documents deemed necessary or appropriate by Company in its discretion to perfect, maintain, protect, or enforce Company’s rights in the services or otherwise carry out the purpose of this Agreement.

4. Protection of Trade Secrets and Confidential Information.

4.1. “Confidential Information” means all non-public information (in whatever form and whether or not ‘material’) relating to or arising from Company’s business (as conducted or planned to be conducted) disclosed by Company to Consultant prior to or after the Effective Date, whether disclosed in written, oral, or electronic form.

4.2. Confidential Information does not include information that Consultant can demonstrate with competent written evidence is: (a) already lawfully known by Consultant at the time of first receipt from Company and is not subject to any other nondisclosure agreement between the parties or between Consultant and a third party; (b) was in the public domain at the time it was disclosed to Consultant; or (c) entered the public domain after it was disclosed to the Consultant through no fault of Consultant or its employees, agents or subcontractors. Consultant may also disclose Confidential Information of Company to the extent disclosure is required to be disclosed by a court or governmental authority having jurisdiction over Consultant, provided that Consultant gives Company prompt written notice of the request prior to any disclosure and cooperates with Company, at Company’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

4.3. Consultant shall hold all Confidential Information in strict confidence and shall not, without Company’s express authorization: (i) use any Confidential Information for any purpose, other than in performance of the services; or (ii) disclose or otherwise communicate any Confidential Information outside of Company. Consultant acknowledges that during its engagement with Company, Consultant will have access to Confidential Information, that unauthorized disclosure of Confidential Information will damage Company’s business, and that the restrictions contained in this Agreement are reasonable and necessary for the protection of Company’s legitimate business interests. All documents and recorded material containing Confidential Information, whether documentary or electronic, shall remain the property of Company, and Consultant shall return to Company upon request and upon termination or expiration of this Agreement, all such documents and recorded material and all other Confidential Information of Company. Consultant acknowledges that its misuse or disclosure or threatened misuse or disclosure of Company’s Confidential Information will cause irreparable harm to the Company and the Company shall have the right to seek injunctive relief without posting a bond for any breach of this Agreement by Consultant, in addition to all other remedies available at law or in equity.

5. Independent Contractor Status. The parties intend that an independent contractor relationship will be created by this Agreement.

6. Compliance with Laws. Consultant shall perform the services hereunder in a professional and timely manner, and shall comply, at its sole cost and expense, with all applicable administrative laws, rules, and regulations in connection therewith, including laws requiring the payment of taxes and other contributions.

7. Limitation of Liability. In no event will Company be liable to Consultant for any consequential, indirect, exemplary, special, or incidental damages arising from or relating to this Agreement EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Company’s total cumulative liability in connection with this Agreement, whether in contract or tort or otherwise, will not exceed the aggregate amount of fees and expenses paid by Company tO CONSULTANT for services performed under this Agreement.

8. Arbitration and Governing Law. Any controversy or claim between the Company and Consultant, which cannot be resolved by negotiation or mediation will be resolved by binding arbitration under the then-current rules and supervision of the International Chamber of Commerce. The arbitration will be held in London, England before a sole arbitrator who is knowledgeable in business of the Company. The arbitrator’s award will be final and binding and may be entered in any court having jurisdiction. The arbitrator will not have the power to award punitive or exemplary damages, or any damages excluded by, or in excess of, any damage limitations expressed in this Agreement. Issues of arbitrability will be determined in accordance solely with the English substantive and procedural laws relating to arbitration; in all other respects, the arbitrator will be obligated to apply and follow the laws of England, but excluding its rules on conflicts of law and the United Nations Convention on Contracts for the International Sale of Goods. This Agreement is governed by the laws of the United Kingdom.

9. Counterparts. This Agreement may be signed in two or more counterparts and the signatures delivered by facsimile, DocuSign or electronically, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same agreement, with the same effect as if the signatures were upon the same instrument and delivered in person.

10. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remaining provisions of this Agreement will remain in full force and effect.

11. Entire Agreement; Amendment. This Agreement is the complete and exclusive statement of the agreement of the parties regarding the consulting relationship. This Agreement may not be modified or amended except by a written document that references this Agreement and has been signed by authorized representatives of both parties.

12. English Language. The language of this Agreement shall be the English language and regardless of translation, the English language version of this Agreement shall be binding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CONSULTANT		TARONIS FUELS, INC.

By:	/s/ Taner Ay	By:	/s/ Scott Mahoney
Name:	Mr. Taner Ay	Name:	Mr. Scott Mahoney, CEO
Date:	9/29/2019	Date:	9/29/2019